Exhibit 99.1

Recro Pharma Enters into Common Stock Purchase Agreement with Aspire Capital

Recro can raise up to $10 million over 2 years

MALVERN, PA, February 3, 2015 – Recro Pharma, Inc. (Nasdaq: REPH), a clinical stage specialty pharmaceutical company developing non-opioid therapeutics for the treatment of acute post operative pain announced it has entered into a common stock purchase agreement with Aspire Capital Fund, LLC (“Aspire Capital”). Under the new agreement, Recro has the right to sell up to $10 million in shares of common stock to Aspire Capital, subject to certain terms and conditions over a two-year period. The agreement represents an additional tool to provide the Company with additional capital and flexibility.

“While we remain focused on our on-going Dex-IN Phase II trial in acute pain following surgery, this financing provides us with additional financial flexibility in anticipation of our upcoming interim and top-line results for our on-going trial,” said Gerri Henwood, Recro Pharma’s President and Chief Executive Officer. “We believe that having ready access to capital provides us a stronger financial position as we continue our corporate, clinical and operational activities.”

Key terms under the common stock purchase agreement are:

•	Recro will control the timing and amount of any sale of common shares to Aspire Capital;

•	Aspire Capital has no right to require any sales by Recro but is obligated to make purchases as Recro directs, in accordance with the terms of the purchase agreement;

•	There are no limitations on the use of proceeds, financial covenants or restrictions on future financings and there are no rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement; and

•	The purchase agreement may be terminated by Recro at any time, at its discretion, without any additional cost or penalty.

A complete and detailed description of the purchase agreement and related registration rights agreement will be set forth in the Company’s Current Report on Form 8-K filed today with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Recro Pharma, Inc.

Recro Pharma is a clinical stage specialty pharmaceutical company developing non-opioid therapeutics for the treatment of acute post operative pain. Recro Pharma’s lead product candidate, Dex-IN, is a proprietary intranasal formulation of dexmedetomidine and has completed multiple clinical trials in which Dex-IN was well tolerated. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress while maintaining analgesic effect. If approved, Dex-IN would be the first and only approved acute pain drug in its class.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro Pharma’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Recro Pharma assumes no obligation to update any such forward-looking statements. Factors that could cause Recro Pharma’s actual results to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: the results and timing of the clinical trials of Dex-IN and any future clinical and preclinical studies; the ability to obtain and maintain regulatory approval of product candidates, and the labeling under any such approval; regulatory developments in the United States and foreign countries; the Company’s ability to raise future financing for continued development; the performance of third-party suppliers and manufacturers; the Company’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection; the successful commercialization of the Company’s product candidates; and the successful implementation of the Company’s strategy. In addition, the forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov.

CONTACT:	Recro Pharma, Inc. Charles T. Garner Chief Financial Officer (484) 395-2425 Media and Investors: Argot Partners Susan Kim (212) 600-1902 susan@argotpartners.com